Exhibit 99.1

         S.Y. Bancorp Completes Current Stock Repurchase Plan;
       Initiates New Plan to Continue Stock Buy-Back Initiative


    LOUISVILLE, Ky.--(BUSINESS WIRE)--Nov. 21, 2007--S.Y. Bancorp, Inc. (NASDAQ: SYBT), parent company of Stock Yards Bank & Trust Company, with offices in the Louisville metropolitan area, Indianapolis and Cincinnati, today announced that it has completed its current share repurchase plan, involving the buy-back of 567,500 shares since July 2007, of which 423,624 were repurchased under the Company's previously announced Rule 10b5-1 stock trading plan. The average cost per share for the just-completed repurchase plan was $25.68.

    Accordingly, the Company's Board of Directors has authorized a new share repurchase plan to replace the one just completed. The new plan, authorizing the repurchase of 550,000 shares, or approximately 4% of the Company's total common shares outstanding, will expire in November 2008 unless otherwise extended or completed at an earlier date. The Company cannot assure the exact number of shares to be repurchased prior to the expiration date of the plan.

    Commenting on the announcement, David Heintzman, Chairman and Chief Executive Officer, said, "We are pleased to announce the successful completion of our stock repurchase program and look forward to continuing these capital management efforts with the new plan. The Company's record of strong earnings growth has enabled us to build a sound equity base to support our business development and expansion initiatives. Today's action by the Board to initiate a replacement plan for the one just completed signifies our ongoing commitment to enhance shareholder value and provides greater flexibility to utilize our equity in the most efficient manner as we pursue our growth objectives."

    As before, the Company has established a Rule 10b5-1 stock trading plan in connection with its authorized stock repurchase program. Pursuant to the plan, a broker, on behalf of the Company, will repurchase up to 550,000 shares, the total number of shares that remain authorized under the Company's stock repurchase plan. From and including November 21, 2007, through February 15, 2008, the trading plan authorizes daily share repurchases equal to the lesser of (a) 7,500 shares, (b) 25% of the Company's average daily trading volume for the prior four weeks, or (c) the limitations set by Exchange Act Rule 10b-18. The broker will have complete discretion to determine the dates of purchase during the plan period.

    Louisville, Kentucky-based S.Y. Bancorp, Inc., with $1.410 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904.

    This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although the Company's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company's customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; and other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company.


    CONTACT: S.Y. Bancorp, Inc.
             Nancy B. Davis
             Executive Vice President,
             Treasurer and Chief Financial Officer
             502-625-9176